                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement            [_]   Confidential, for Use of
                                                 the Commission only (as
                                                 permitted by Rule
                                                 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LAMAR ADVERTISING COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                           LAMAR ADVERTISING COMPANY

             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
                                (225) 926-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of the stockholders of Lamar Advertising Company, a Delaware corporation (the "Company"), will be held at the offices of Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, at 10:00 a.m. on Thursday, May 24, 2001, for the following purposes:

     1.  To elect ten directors of the Company, each for a one-year term.

     2. To approve an amendment to the Company's 1996 Equity Incentive Plan to include directors as eligible participants.

     3. To approve an amendment to the Company's 1996 Equity Incentive Plan that sets forth the maximum number of shares of restricted or unrestricted stock that may be granted to a participant in any calendar year.

     4. To approve an amendment to the Company's 1996 Equity Incentive Plan that allows the establishment of performance goals for the granting of restricted or unrestricted stock.

     5. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 9, 2001 will be entitled to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                             By order of the Board of Directors,

                                             James R. McIlwain
                                             Secretary

April 24, 2001

                           LAMAR ADVERTISING COMPANY


                                _______________

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001
                                _______________

General Information

     The enclosed proxy is solicited on behalf of the Board of Directors of Lamar Advertising Company (the "Company") for use at the annual meeting of stockholders to be held at the offices of Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, at 10:00 a.m. on Thursday, May 24, 2001, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 24, 2001.

     The authority granted by an executed proxy may be revoked, at any time before its exercise, by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors and to approve the three amendments to the 1996 Equity Incentive Plan.

     Only stockholders of record at the close of business on April 9, 2001 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, the Company had outstanding 81,250,985 shares of Class A common stock, 16,638,136 shares of Class B common stock and 5,719.49 shares of Series AA preferred stock, which are its only outstanding classes of voting stock. The holders of Class A common stock and Series AA preferred stock are entitled to one vote for each share registered in their names on the Record Date with respect to all matters to be acted upon at the meeting, and the holders of Class B common stock are entitled to ten votes for each share registered in their names on the Record Date with respect to such matters. The presence at the meeting, in person or by proxy, of one-third of the voting capital stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals are called "broker non-votes." Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.

SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the beneficial ownership of the common stock as of March 30, 2001 by (i) persons known by the Company to be beneficial owners of more than 5% of either class of common stock, (ii) the Chief Executive Officer and each of the other executive officers other than the Chief Executive Officer, (iii) each director and nominee for election as a director of the Company and (iv) all current executive officers and directors of the Company as a group:

                DIRECTORS, OFFICERS                    TITLE OF       NUMBER OF         PERCENT
                AND 5% STOCKHOLDERS                      CLASS        SHARES (1)       OF CLASS
                -------------------                    --------       ---------        --------
Kevin P. Reilly, Jr.                                  Class A          144,873             *
c/o The Lamar Corporation                             Class B(2)    15,545,081(3)        93.4%(4)
5551 Corporate Blvd.
Baton Rouge, LA 70808

Sean E. Reilly                                        Class A           20,000(5)          *
c/o The Lamar Corporation                             Class B(2)    15,394,292(3)        92.5%(6)
5551 Corporate Blvd.
Baton Rouge, LA 70808

Anna Reilly Cullinan                                  Class A            6,446(7)          *
c/o The Lamar Corporation                             Class B(2)    15,395,326(3)        92.5%(8)
5551 Corporate Blvd.
Baton Rouge, LA 70808

Wendell Reilly                                        Class A          144,003             *
c/o The Lamar Corporation                             Class B(2)    15,303,437(9)        92.0%(10)
5551 Corporate Blvd.
Baton Rouge, LA 70808

The Reilly Family Limited Partnership                 Class B(2)    15,000,000           90.2%(11)
c/o The Lamar Corporation
5551 Corporate Blvd.
Baton Rouge, LA 70808

AMFM Operating Inc.                                   Class A       19,115,073(12)       23.5%
200 East Basse Road
San Antonio, TX 78209

Putnam Investments, LLC                               Class A        9,768,005(13)       12.0%
One Post Office Square
Boston, MA  02109

Janus Capital Corporation                             Class A        8,595,513(14)       10.6%
100 Fillmore Street
Denver, CO  80206

AIM Management Group Inc.                             Class A        7,058,258(15)        8.7%
11 Greenway Plaza
Suite 100
Houston, TX 77046

Charles W. Lamar, III                                 Class A        5,071,259(16)        6.2%
c/o The Lamar Corporation
5551 Corporate Blvd.
Baton Rouge, LA 70808

Gerald H. Marchand                                    Class A          177,362(17)         *

Keith A. Istre                                        Class A           59,512(18)         *

T. Everett Stewart, Jr.                               Class A           56,900(19)         *

Stephen P. Mumblow                                    Class A            5,000(20)         *

John Maxwell Hamilton                                 Class A            4,000(21)         *

Thomas Reifenheiser                                   Class A            4,000(22)         *

All Directors and Executive Officers as a Group       Class A       21,482,279(23)       22.0%(24)
(9 Persons)

* Less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2) Upon the sale of any shares of Class B common stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A common stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and
     (iv) above. Except for voting rights, the Class A and Class B common stock are substantially identical. The holders of Class A common stock and Class B common stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A common stock entitled to one vote per share and the holders of Class B common stock entitled to ten votes per share, on all matters on which the holders of common stock are entitled to vote.

(3) Includes 15,000,000 shares held by the Reilly Family Limited Partnership (the "RFLP"), of which Kevin Reilly, the President and Chief Executive Officer of the Company, is the managing general partner. Kevin Reilly's three siblings, Anna Reilly Cullinan, Sean E. Reilly (both nominees for director) and Wendell S. Reilly are the other general partners of the RFLP. The managing general partner has sole voting power over the shares but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP.

(4) Represents 15.9% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(5)  Consists of shares owned jointly with Mr. Reilly's spouse.

(6) Represents 15.7% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(7)  Consists of shares owned jointly with Mrs. Cullinan's spouse.

(8) Represents 15.7% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(9) Includes 15,000,000 shares held by the Reilly Family Limited Partnership (the "RFLP"), of which Kevin Reilly, the President and Chief Executive Officer of the Company, is the managing general partner. Kevin Reilly's three siblings, Anna Reilly Cullinan, Sean E. Reilly (both nominees for director) and Wendell S. Reilly are the other general partners of the RFLP. The managing general partner has sole voting power over the shares but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Also includes 156,301 shares held by the Wendell Reilly Trust, of which Wendell Reilly is the trustee and has sole voting and dispositive power over the trust shares.

(10) Represents 15.6% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(11) Represents 15.3% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(12) AMFM Operating Inc. shares voting and investment power over these shares with AMFM, Inc., Clear Channel Communications, Inc. and AMFM Holdings Inc. Based on the Schedule 13D/A filed by AMFM Inc. with the SEC on January 23, 2001.

(13) Putnam Investments, LLC ("PI") shares voting power as to 101,300 of these shares with The Putnam Advisory Co., LLC and shares investment power with Putnam Investment Management, LLC and The Putnam Advisory Co., LLC as to 9,052,005 and 716,000 of these shares, respectively. Based on the Schedule 13G/A for the year ended December 31, 2000 filed by PI with the SEC.

(14) Based on the Schedule 13G/A filed with the SEC by Janus Capital Corporation for the year ended December 31, 2000.

(15) Based on the Schedule 13G/A for the year ended December 31, 2000 filed by AIM Management Group, Inc. with the SEC on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.

(16) Includes (a) 200,000 shares of which Mr. Lamar may, on November 19, 2001, put to a broker at $50.36 per share and the broker has the right to call Mr. Lamar at $76.95 per share; (b) 505,000 shares that Mr. Lamar has exchanged for units in exchange funds over which he retains voting power;
     (c) 1,339,967 shares held in trust for Mr. Lamar's two minor children who reside with him, 250,000 shares of which the trusts may, on October 5, 2001, put to a broker at $39.07 per share and the broker has the right to call the trusts at $61.64 per share; Mr. Lamar disclaims beneficial ownership to these shares (d) 80,000 shares that the trusts for Mr. Lamar's two minor children who reside with him have exchanged for units in an exchange fund over which they retain voting power; Mr. Lamar disclaims beneficial ownership to these shares; (e) 2,250,000 shares held by CWL3, LLC; CWL3, No. 2, LLC; and CWL3, No. 3, LLC; as to which Mr. Lamar is deemed the beneficial owner and (f) 30,750 shares owned by Mr. Lamar's spouse, as to which Mr. Lamar disclaims beneficial ownership.

(17) Includes 60,000 shares of Class A common stock subject to stock options exercisable within 60 days of March 30, 2001, and 51,282 shares owned by the Marchand Family Partnership of which Mr. Marchand is a partner. Mr. Marchand shares voting power over the partnership shares with his wife.

(18) Includes 58,200 shares of Class A common stock subject to stock options exercisable within 60 days of March 30, 2001.

(19) Includes 8,000 shares of Class A common stock subject to stock options exercisable within 60 days of March 30, 2001.

(20) Includes 4,000 shares of Class A common stock subject to stock options exercisable within 60 days of March 30, 2001.

(21) Consists of 4,000 shares of Class A common stock subject to options exercisable within 60 days of March 30, 2001.

(22) Consists of 4,000 shares of Class A common stock subject to options exercisable within 60 days of March 30, 2001.

(23) See Notes 3, 5, 16, 17, 18, 19, 20, 21 and 22.

(24) Assumes the conversion of all shares of Class B common stock into shares of Class A common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers and directors and persons who own beneficially more than ten percent of the Company's equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2000 the Company's executive officers, directors and 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.

ITEM 1    ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at ten for the coming year. The persons named below have been nominated for election as directors at the annual meeting of stockholders to be held on May 24, 2001, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

     Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

     The following table contains certain information about the nominees for director.

                                          BUSINESS EXPERIENCE DURING PAST FIVE                   DIRECTOR
      NAME AND AGE                           YEARS AND OTHER DIRECTORSHIPS                        SINCE
      ------------                        ------------------------------------                   --------
Kevin P. Reilly, Jr.       Kevin P. Reilly, Jr. has served as the Company's President and          1984
Age: 46                    Chief Executive Officer since February 1989 and as a director of the Company since February 1984.  Mr. Reilly served as President of the Company's Outdoor Division from 1984 to 1989.  Mr. Reilly, an employee of the Company since 1978, has also served as
                           Assistant and General Manager of the Company's Baton Rouge Region
                           and Vice President and General Manager of the Louisiana Region.
                           Mr. Reilly received a B.A. from Harvard University in 1977.

Keith A. Istre             Keith A. Istre has been Chief Financial Officer of the Company          1991
Age: 48                    since February 1989 and a director of the Company since February
                           1991.  Mr. Istre joined the Company as Controller in 1978 and became Treasurer in 1985.  Prior to joining the Company, Mr.
                           Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978.  Mr. Istre graduated from the University of
                           Southwestern Louisiana in 1974 with a degree in Accounting.

                                          BUSINESS EXPERIENCE DURING PAST FIVE                   DIRECTOR
      NAME AND AGE                           YEARS AND OTHER DIRECTORSHIPS                        SINCE
      ------------                        ------------------------------------                   --------
Charles W. Lamar, III      Charles W. Lamar, III has been a director of the Company since          1973
Age: 52                    June 1973.  He joined the Company in 1982 and served as General
                           Counsel and Secretary through December 1998.  Prior to joining the Company, Mr. Lamar maintained his own law practice and was employed by a law firm in Baton Rouge.  In January 1999, Mr.
                           Lamar became Chairman and Chief Executive Officer of Woodlawn
                           Land Company, a commercial real estate company.  Mr. Lamar received a B.A. in Philosophy from Harvard University in 1971, a
                           M.A. in Economics from Tufts University in 1972 and a J.D. from
                           Boston University in 1975.

Gerald H. Marchand         Gerald H. Marchand has been Regional Manager of the Gulf Coast          1978
Age: 69                    Region, which encompasses operations in Louisiana and
                           Mississippi, since 1988 and a director of the Company since 1978.
                           He began his career with the Company in leasing and went on to become President of the Outdoor Division.  He has served as
                           General Manager of the Lake Charles and Mobile operations.  Mr.
                           Marchand received a Masters in Education from Louisiana State
                           University in 1955.

T. Everett Stewart, Jr.    T. Everett Stewart, Jr. has been President of Interstate Logos,         1997
Age: 47                    Inc. since 1988, and has been a director since 1997.  He served as Regional Manager of the Company's Baton Rouge Region from 1984 to 1988.  Previously, he served the Company as Sales Manager in
                           Montgomery and General Manager of the Monroe and Alexandria
                           operations.  Before joining the Company in 1979, Mr. Stewart was employed by the Lieutenant Governor of the State of Alabama and
                           by a United States Senator from the State of Alabama.  Mr.
                           Stewart received a B.S. in Finance from Auburn University in 1976.

Sean E. Reilly             Sean E. Reilly is Director of Mergers and Acquisitions and              1999
Age: 39                    President of the Company's real estate division, TLC Properties,
                           Inc.  He has been a director of the Company since 1999 and serves on the Executive Committee of the Board.  He began working with the Company as Vice President of Mergers and Acquisitions in 1987
                           and served in that capacity until 1994.  He also served as a director of the Company from 1989 to 1996.  Mr. Reilly was the
                           Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997.  Mr. Reilly received a
                           B.A. from Harvard University in 1984 and a J.D. from Harvard Law
                           School in 1989.

                                          BUSINESS EXPERIENCE DURING PAST FIVE                   DIRECTOR
      NAME AND AGE                           YEARS AND OTHER DIRECTORSHIPS                        SINCE
      ------------                        ------------------------------------                   --------
Anna Reilly Cullinan       From 1992 until 2000, Mrs. Cullinan owned and operated Lula's            --
Age: 37                    Cafe, a restaurant, and served on the Board of Directors of several community-based organizations in South Bend, Indiana.
                           Mrs. Cullinan currently is a director of St. Joseph Capital Bank in South Bend.  Prior to living and raising her family in
                           Indiana, Mrs. Cullinan worked for the Corporation for National
                           Service and the Ashoka Foundation in Washington, D.C.  Mrs.
                           Cullinan received her B.A. from Emory University in 1985, and a
                           Masters of Public Policy from Duke University in 1990.

Stephen P. Mumblow         Stephen P. Mumblow is the President and a Director of                   1999
Age: 45                    Communications Corporation of America, a television and radio broadcasting company, having joined that company in 1998.  Mr.
                           Mumblow was a Managing Director of Chase Securities, Inc., an
                           investment banking firm, from March 1988 to August 1998, prior to which he was a Vice President of Michigan Energy Resources
                           Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank.  Mr. Mumblow is a 1977 graduate of The Wharton
                           School, University of Pennsylvania with a BS Degree in Economics.

John Maxwell Hamilton      John Maxwell Hamilton has served as Dean of the Manship School of       2000
Age: 54                    Mass Communications of Louisiana State University since 1992.
                           Mr. Hamilton received a B.A. in Journalism from Marquette
                           University in 1969, an M.S. in Journalism from Boston University in 1974 and a Ph.D. from George Washington University in 1983.

Thomas Reifenheiser        Thomas Reifenheiser was a Managing Director and Group Executive         2000
Age: 65                    for the Global Media and Telecom Group of Chase Securities Inc.,
                           an investment banking firm, from prior to 1995 to 2000.  He joined Chase in 1963 and was the Global Media and Telecom Group
                           Executive since 1977.  He is a member of the Board of Directors of Mediacom Communications Corp.  Mr. Reifenheiser received a
                           B.B.A. from Hofstra University and an M.B.A. from The Wharton
                           School, University of Pennsylvania.

     Kevin P. Reilly, Jr. and Sean E. Reilly are brothers, Anna Reilly Cullinan is their sister and Charles W. Lamar, III is their cousin.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings during 2000. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served.

     The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee currently consists of Stephen Mumblow, John Maxwell Hamilton and Thomas Reifenheiser, each of whom is independent as defined by applicable Nasdaq National Market standards governing the qualifications of Audit Committee members. The Audit

Committee held four meetings during 2000. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. The Audit Committee operates under a written charter adopted by the Board of Directors on May 25, 2000, a copy of which is included as Appendix A to this Proxy Statement. For more information about the Audit Committee, see the "Report of the Audit Committee" below. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

     The Company also has an Executive Committee of the Board of Directors. The Executive Committee has authority to operate the affairs of the Company between meetings of the Board of Directors and administers the Company's 2000 Employee Stock Purchase Plan. The Executive Committee currently consists of Kevin Reilly, Keith Istre and Sean Reilly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company purchased approximately $2,407,050 of highway signs used in its logo signs business from Interstate Highway Signs Corp. during 2000. Interstate Highway Signs Corp. is a wholly-owned subsidiary of Sign Acquisition Corp.
Kevin P. Reilly, Jr., the President and Chief Executive Officer of the Company, has voting control over a majority of the outstanding shares of Sign Acquisition Corp. through a voting trust.

     Mr. Mumblow, a director of the Company, is the President and a Director of Communications Corporation of America. Communications Corporation of American purchased outdoor advertising space, which consisted of approximately
623 outdoor advertising displays, from the Company in 2000 for a total purchase price of $179,409.

     The Company's wholly-owned direct subsidiary, Lamar Media Corp., loaned $196,666.66 to Gerald Marchand, a director of the Company, pursuant to a promissory note dated March 24, 2001. The note is due and payable on September 24, 2001 and accrues interest at a rate of eight percent per annum.

     In March 2000, the Company loaned Wendell S. Reilly, who served as a director from November 1999 to March 2001, $75,000. The loan accrues interest based on the semi-annual Applicable Federal Rate as of December 31, 2000 the loan had accrued $3,691 of interest.

     The Company loaned Sean Reilly, a director and executive officer of the Company, $242,918 in March 2000. This loan plus $7,082 of accrued interest was repaid in full in July 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Charles W. Lamar, III, Stephen Mumblow and Thomas Reifenheiser. Wendell Reilly served on the Committee from November 1999 until his resignation from the Board of Directors in March 2001. Thomas O. Hicks served on the Committee from February 1999 until his resignation from the Board of Directors in August 2000. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

     From October 1982 to December 1998, Charles Lamar was the Company's Secretary and General Counsel.

EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth on the following page describes the Company's compensation policies applicable to executive officers and the basis for Mr. Reilly's compensation as Chief Executive Officer. The following graph shows a comparison of the cumulative total stockholder returns on the Class A common stock over the period from August 2, 1996 (the first trading day of the Class A common stock) to December 31, 2000 as compared with that of the Nasdaq US Index and two indexes of certain companies selected by the Company as comparative to the Company in that each is an outdoor advertising company. The Old Custom Composite Index was replaced with the New Custom Component Index because Infinity Broadcasting Corp., a member of the Old Custom Composite Index, ceased trading in February 2001 when it was merged into Viacom Inc. The representative peer group now consists of the two remaining members. The graph assumes $100 invested on August 2, 1996 in Class A common stock at its initial public offering price of $10.67 per share (as adjusted for the Company's 3-for-2 stock split effected in February 1998), the Nasdaq US Index and the old and new peer group indexes, with all dividends, if any, being reinvested.

                             [CHART APPEARS HERE]

                                                      2-AUG-96   31-DEC-96   31-DEC-97   31-DEC-98   31-DEC-99   31-DEC.-00
---------------------------------------------------------------------------------------------------------------------------
Lamar Advertising Company                                 $100        $152        $248        $349        $568         $362
---------------------------------------------------------------------------------------------------------------------------
Nasdaq US                                                 $100        $114        $140        $198        $368         $221
---------------------------------------------------------------------------------------------------------------------------
Old Custom Composite Index (3 Stocks)(1)                  $100        $ 86        $184        $249        $359         $234
---------------------------------------------------------------------------------------------------------------------------
New Custom Composite Index (2 Stocks)(2)                  $100        $ 86        $184        $249        $403         $218
---------------------------------------------------------------------------------------------------------------------------

(1) The Old Custom Composite Index consists of Clear Channel Communications, Inc., the Ackerley Group, Inc., and Infinity Broadcasting Corp.
(2) The New Custom Composite Index consists of Clear Channel Communications, Inc. and the Ackerley Group, Inc.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") currently consists of Charles W. Lamar, III (Chairman), Steven Mumblow and Thomas Reifenheiser. The Committee's responsibilities include reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to such officers' cash and equity-based compensation and benefits. The Committee met one time during 2000.

     The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure and aligning individual compensation with the achievement of corporate and individual performance objectives.

     The Committee reviews the entire executive compensation package for each officer, which consists of base salary, annual cash bonuses and stock option grants under the Company's 1996 Equity Incentive Plan.

     Executive Officer Compensation

     Overall, the Committee has determined that executive officer base salaries and cash bonuses should be based on industry averages for comparable positions as well as on individual and corporate performance.

     For 2000, the Chief Executive Officer made recommendations to the Committee as to base salary amounts for each executive officer (including himself) based on his assessment of each officer's individual performance and current level of compensation. The Committee evaluated the Chief Executive Officer's recommendations, taking into account the officer's tenure in his position, the Committee's subjective assessment of individual performance and the Company's overall performance during the prior year. The Committee did not apply a strict formula but instead considered these factors together without giving any specific weight to any individual factor. The Committee gauged overall performance of the Company based on several key indicators. These indicators included the number of acquisitions completed and the aggregate purchase price, the market performance of the Company's Class A common stock and the growth in net revenues and cash flows. The Committee also considered the current financial and economic environment in making its assessment. Based on its evaluation, the Committee approved the Chief Executive Officer's recommendations that his base compensation and the base compensation of the Director of Mergers and Acquisitions remain the same in 2000 as it was in 1999 and that the base compensation of the Chief Financial Officer be increased for 2000.

     Each year, the Chief Executive Officer proposes to the Committee the size of annual bonuses, taking into account the growth of the Company for that year and each officer's individual performance. In 2000, cash bonuses paid to the Chief Executive Officer and other executive officers totaled $750,000. The Chief Executive Officer's bonus was based on the overall financial performance of the Company during 2000 and the successful completion of over $536 million in acquisitions during the year.

     Stock Options

     The Committee did not grant any stock options to management during 2000.

     Deduction Limit for Executive Compensation

     Section 162(m) of the Internal Revenue Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance-based compensation that has been approved by stockholders is not subject to the limit. The Company does not currently expect to pay cash compensation exceeding the $1,000,000 limitation. Stock options granted under the 1996 Equity Incentive Plan are not subject to the limitation under applicable regulations. In addition, the Committee will consider as appropriate other ways to maximize the deductibility of executive compensation, while retaining the discretion to compensate certain executive officers in a manner commensurate with performance and the competitive environment for executive talent without regard to deductibility.

                              By the Compensation Committee,

                              Charles W. Lamar, III (Chair)
                              Stephen P. Mumblow
                              Thomas Reifenheiser

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the year ended December 31, 2000 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                             ANNUAL COMPENSATION            COMPENSATION AWARDS
                                             -------------------           --------------------
                                                                             SHARES OF CLASS A
                                                                               COMMON STOCK                   ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS($)     UNDERLYING OPTIONS(#)          COMPENSATION($)(1)
---------------------------              ----     ---------   -------      ---------------------          ------------------
Kevin P. Reilly, Jr.                    2000       220,000    300,000                  --                       57,500
  President and Chief Executive         1999       220,000    400,000                  --                       57,500
  Officer                               1998       180,000    400,000                  --                       57,500

Keith A. Istre                          2000       166,000    225,000                  --                       15,000
  Treasurer and Chief Financial         1999       160,000    250,000              40,000                       15,000
  Officer                               1998       102,000    220,000              50,000                       15,000

Sean E. Reilly                          2000       150,000    225,000                  --                       15,000
  Director of Mergers and Acquisition   1999       150,000    250,000                  --                           --
                                        1998(2)         --         --                  --                           --

(1) The reported amounts consist of employer contributions under the Company's deferred compensation plan.
(2) No 1998 compensation is reported for Sean Reilly because he was not an executive officer in that year.

OPTION GRANTS AND POTENTIAL REALIZABLE VALUES TABLE

     No option grants were made to the Named Executive Officers during 2000.

OPTION EXERCISES AND YEAR-END VALUES TABLE

     The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

                          FISCAL YEAR-END OPTION VALUE

                                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                          OPTIONS AT                  OPTIONS AT
                                                                       FISCAL YEAR-END(#)          FISCAL YEAR-END(#)
                            SHARES ACQUIRED          VALUE              EXERCISABLE/                  EXERCISABLE/
NAME                         ON EXERCISE(#)        REALIZED($)          UNEXERCISABLE               UNEXERCISABLE(1)
----                        ---------------        -----------      ------------------------    -----------------------
Kevin P. Reilly, Jr.                    0                 --                  0/0                          0/0
Keith A. Istre                     70,000          1,918,509             50,200/44,000             1,038,384/289,680
Sean E. Reilly                          0                 --                  0/0                          0/0

-----------------
(1) Based on the difference between the option exercise price and the closing price of the underlying Class A common stock on December 29, 2000, which closing price was $38.59.

DIRECTOR COMPENSATION

     During 2000, directors who were not employed by the Company received a fee of $1,500 a month and were reimbursed for travel expenses incurred to attend board meetings.

REPORT OF THE AUDIT COMMITTEE

     In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000, (ii) discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

     Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                              By the Audit Committee,

                              Stephen Mumblow (Chair)
                              John Maxwell Hamilton
                              Thomas Reifenheiser

ITEM 2 PROPOSAL TO APPROVE THE AMENDMENT OF LAMAR ADVERTISING COMPANY'S 1996 EQUITY INCENTIVE PLAN TO INCLUDE DIRECTORS AS ELIGIBLE PARTICIPANTS

GENERAL

     The 1996 Equity Incentive Plan, a copy of which is included as Appendix B to this Proxy Statement, was adopted by Lamar Advertising Company in July 1996. The 1996 Equity Incentive Plan is designed to provide the Company flexibility in awarding equity incentives by providing for different types of incentives that may be awarded. The purpose of the 1996 Equity Incentive Plan is to attract and retain key employees of and, consultants to the Company and its eligible affiliated companies and to enable them to participate in the long-term growth of the Company. In August 2000 the Board of Directors voted, subject to stockholder approval, to amend the 1996 Equity Incentive Plan to include directors as eligible participants. Stockholder approval of this amendment is required under the rules of the Nasdaq National Market. The Board of Directors believes that it is advisable to give the stockholders an opportunity to approve this amendment so that outside directors may participate in the 1996 Equity Incentive Plan. The holders of approximately 67% of the total voting power of the common stock have indicated that they will vote in favor of this amendment. The Company believes that the amendment is necessary and appropriate to enable the Company to attract and retain the quality of directors whose services are considered important to the Company's future progress. The Company believes that participation in the 1996 Equity Incentive Plan provides such directors with an incentive to remain as directors of the Company.

     The following is a summary of the Equity Incentive Plan's features.

ADMINISTRATION AND ELIGIBILITY

     The 1996 Equity Incentive Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, restricted stock and unrestricted stock for the purchase of shares of Class A common stock. Awards under the 1996 Equity Incentive Plan can be granted to employees, consultants and, subject to stockholder approval, directors of the Company as well as employees, directors and consultants of its eligible subsidiaries who are capable of contributing significantly to the successful performance of the Company. The Compensation Committee administers the 1996 Equity Incentive Plan and selects the participants and establishes the terms and conditions of each option or other equity right granted under the 1996 Equity Incentive Plan including the exercise price, the number of shares subject to options or other equity rights and the time(s) at which such options become exercisable. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has authorized the Chief Financial Officer to grant options to purchase shares of Class A common stock to each such participant.

     The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code granted under the 1996 Equity Incentive Plan must be at least equal to 100% of the fair market value of the option shares on the date of grant. The term of any ISO granted under the 1996 Equity Incentive Plan may not exceed ten years.

     As of March 30, 2001, approximately 2,700 employees of the Company and its affiliates were eligible to participate in the 1996 Equity Incentive Plan. The closing price of the Company's Class A common stock as reported on the Nasdaq National Market on March 30, 2001 was $36.75.

1996 EQUITY INCENTIVE PLAN ACTIVITY

     As of March 30, 2001, options to purchase an aggregate of 4,798,000 shares of Class A common stock had been granted under the 1996 Equity Incentive Plan, of which options to purchase 279,008 shares had been cancelled and options to purchase 1,670,995 shares had been exercised. As of such date, 481,008 shares remained available for the of awards under the 1996 Equity Incentive Plan. No stock appreciation rights or awards other than option grants have been granted under the 1996 Equity Incentive Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the 1996 Equity Incentive Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

     The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the proposed amendment to the 1996 Equity Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                         ---

ITEM 3 PROPOSAL TO APPROVE AN AMENDMENT TO 1996 EQUITY INCENTIVE PLAN REGARDING MAXIMUM ANNUAL GRANTS

     In August 2000, the Board of Directors voted, subject to stockholder approval, to amend the 1996 Equity Incentive Plan to limit the maximum number of shares of common stock that may be granted as restricted or unrestricted stock awards to any participant in any calendar year to 300,000. If this limit is approved by the stockholders, then awards under this provision made to the Company's chief executive officer and its other four most highly paid officers will not be subject to the limits on the Company's ability to deduct compensation paid to these persons under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors believes that it is advisable to give the stockholders an opportunity to approve this amendment so that the Company maximizes its ability to deduct executive compensation. If the stockholders are opposed to the proposal, the Board of Directors will reconsider the amendment. The Company believes that the amendment is advisable and sets an appropriate cap on annual grants to individual participants, while providing the Company with increased flexibility in executive compensation. Please refer to the "Compensation Committee Report on Executive Compensation - Deductible Limit for Executive Compensation" above for a further description of the Section 162(m) deduction limit for executive compensation. A detailed description of the 1996 Equity Incentive Plan is set forth in Item 2 above.

VOTES REQUIRED

     The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the proposed amendment to the 1996 Equity Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                         ---

ITEM 4 PROPOSAL TO APPROVE AN AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN REGARDING PERFORMANCE GOALS

     In August 2000, the Board of Directors voted, subject to stockholder approval, to amend the 1996 Equity Incentive Plan to allow the Compensation Committee of the Board of Directors to establish performance goals for the granting of restricted stock or unrestricted stock awards. Such performance goals may be based on earnings per share, revenues, sales or expense targets of the Company or any subsidiary, or stock price. If these performance goals are approved by the stockholders, then performance-based awards made to the Company's chief executive officer and its other four most highly paid officers will not be subject to the limits on the Company's ability to deduct compensation paid to these persons under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors believes that it is advisable to give the stockholders an opportunity to approve this amendment so that the Company maximizes its ability to deduct executive compensation. If the stockholders are opposed to the proposal, the Board of Directors will reconsider the amendment. The Company believes that the amendment is advisable and provides the Company with increased flexibility in executive compensation. Please refer to the "Compensation Committee Report on Executive Compensation - Deductible Limit for Executive Compensation" above for a further description of the Section 162(m) deduction limit for executive compensation. A detailed description of the 1996 Equity Incentive Plan is set forth in Item 2 above.

VOTES REQUIRED

     The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the proposed amendment to the 1996 Equity Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                         ---

Other Matters

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

DEADLINE FOR STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders, it must be received by the Company at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary, no later than December 26, 2001.

     In addition, the Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to the Secretary of the Company as described in the Bylaws. To be timely for the 2002 Annual Meeting, proposals must be received by not later than the close of business on March 9, 2002.

INFORMATION CONCERNING AUDITORS

     The firm of KPMG LLP, independent accountants, audited the Company's financial statements for the year ended December 31, 2000. The Board of Directors has appointed KPMG LLP to serve as the Company's independent auditors for its fiscal year ending December 31, 2001. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

     The fees for services provided by KPMG LLP to the Company in 2000 were as follows:

              Audit Fees                              $309,500

              All Other Fees                          $703,900

EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any regular employees of the Company in person or by telephone. The Company expects that the costs incurred in the solicitation of proxies will be nominal.

April 24, 2001

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Charter was adopted at a meeting of the Board of Directors held on May 25, 2000. All of the provisions of this Charter became effective upon adoption, provided that the provisions of Article II relating to the independence and qualifications of the members of the Audit Committee shall be satisfied by no later than June 14, 2001.

I.      AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities, with respect to the Company's financial reporting process, are to:

        . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting compliance.

        . Monitor the independence and performance of the Company's independent auditors.

        . Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     The Audit Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the independent auditor is responsible for auditing those financial statements.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of The Nasdaq Stock Market, Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall, except as permitted by the Nasdaq rules, be independent non-executive directors, free form any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. the Audit Committee shall meet privately in executive session as least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly, to the extent necessary, to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the Company's annual proxy statement, at least every three years in accordance with regulations of the Securities and Exchange Commission.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 8).

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     Independent Auditors

     4. The independent auditors are ultimately accountable to the Audit Committee and the board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appropriate action regarding the independence of the auditors, the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     5. Approve the fees and other significant compensation to be paid to the independent auditors.

     6. On an annual basis, the Audit Committee should review and discuss with the Independent auditors all significant relationships that the auditors have with the Company that could impair the auditor's independence.

     7. Review the independent auditor's audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

     8. Prior to the filing of the Annual Report on Form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61.

     9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance

     10. On at least an annual basis, review with the Company's internal counsel or outside counsel, any material legal compliance issues, including any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulation, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities

     11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission regulations. The report should be included in the Company's annual proxy statement.

     12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     Other Optional Charter Disclosures

     14. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                                                                      APPENDIX B

                           LAMAR ADVERTISING COMPANY

                           1996 EQUITY INCENTIVE PLAN
                        (as amended through August 2000)



1.    PURPOSE

  The purpose of the Lamar Advertising Company 1996 Equity Incentive Plan (the "Plan") is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Class A Common Stock (the "Common Stock"). Certain capitalized terms used herein are defined in Section 9 below.

2.    ADMINISTRATION

  The Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.    ELIGIBILITY

  All directors, employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.    STOCK AVAILABLE FOR AWARDS

  (a) AMOUNT. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 5,000,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) ADJUSTMENT. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the

Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

  (c) LIMIT ON INDIVIDUAL GRANTS. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 300,000 shares and the maximum number of shares of Common Stock that may be granted as Restricted Stock or Unrestricted Stock Awards, with respect to which performance goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 300,000, subject to adjustment under subsection
(b).

5.    STOCK OPTIONS

  (a) GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine. No Incentive Stock Options may be granted hereunder more than ten years after the effective date of the Plan.

  (b) TERMS AND CONDITIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

  (c) PAYMENT.   No shares shall be delivered pursuant to any exercise of an
Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

6.    STOCK APPRECIATION RIGHTS

  (a) GRANT OF SARS. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

  (b) EXERCISE PRICE. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

7.    STOCK AWARDS

  (a) GRANT OF RESTRICTED OR UNRESTRICTED STOCK. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time ("Unrestricted Stock").

  (b) PERFORMANCE GOALS. The Committee may establish performance goals for the granting of Restricted Stock or Unrestricted Stock Awards or the lapse of risk of forfeiture of Restricted Stock. Such performance goals may be based on earnings per share, revenues, sales or expense targets of the Company or any subsidiary or division thereof, stock price, or such other business criteria as the Committee may determine. The achievement of the performance goals shall be determined by the Committee. Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

8.    GENERAL PROVISIONS APPLICABLE TO AWARDS

  (a) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

  (b) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

  (c) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

  (d) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

  (e) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

  (f) TRANSFERABILITY. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

  (g) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

  (h) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.

  (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

  (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant's consent unless:

              (i) In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

              (ii) In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

9.    CERTAIN DEFINITIONS

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option, Stock Appreciation Right, Restricted Stock or Unrestricted Stock granted under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of Section 162(m) of the Code, respectively.

     "Common Stock" or "Stock" means the Class A Common Stock, $0.001 par value, of the Company.

     "Company" means Lamar Advertising Company, a Delaware corporation.

     "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Reporting Person" means a person subject to Section 16 of the Exchange
Act.

10.  MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

     (c) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective on July 24, 1996.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

     (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2001
                           LAMAR ADVERTISING COMPANY

  The undersigned stockholder of Lamar Advertising Company (the "Company") hereby appoints Kevin P. Reilly, Jr. and Keith A. Istre and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 24, 2001, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

  This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, this proxy will be voted for the proposals.

                        PLEASE SIGN AND MAIL PROXY TODAY

                            Mark Here For Address Change and Note on Reverse [_]

                 (Continued and to be signed on reverse side.)


[X] Please mark your votes as this example.
                                     FOR    WITHHELD
                                     All    For all
                                   nominees nominees
1.Proposal to elect directors        [_]        [_]

 FOR, except withheld from the following nominee(s):

 -----------------------------------------------------------
 Nominees: Kevin P. Reilly, Jr., Keith A. Istre, Charles W. Lamar, III, Gerald
 H. Marchand, T. Everett Stewart, Jr., Sean E. Reilly,
 Anna Reilly Cullinan, Stephen P. Mumblow, John Maxwell Hamilton, Thomas Reifenheiser

2. Proposal to amend the 1996 Equity Incentive Plan to include Directors as eligible participants
                FOR  [_]         AGAINST  [_]         [_]ABSTAIN

3. Proposal to amend the 1996 Equity Incentive Plan regarding maximum annual grants
                FOR  [_]         AGAINST  [_]         [_]ABSTAIN

4. Proposal to amend the 1996 Equity Incentive Plan regarding performance goals
                FOR  [_]         AGAINST  [_]         [_]ABSTAIN

 Signature: ___________________________________________________ Date:__________
 Signature: ___________________________________________________ Date:__________

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.